Exhibit 99.1

NeoVolta Announces Pricing of $3.9 Million Public Offering Priced at a Premium to Market and Uplisting to Nasdaq

SAN DIEGO, CA, July 27, 2022 – NeoVolta, Inc. (“NeoVolta” or the “Company”) (NASDAQ: NEOV, NEOVW), manufacturer of Smart Energy Storage Solutions, today announced the pricing of its underwritten public offering of 975,000 units at a price to the public of $4.00 per unit. Each unit issued in the offering consists of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $4.00 and an expiration date of five years from the date of issuance. The common stock and warrants are immediately separable and will be issued separately. The common stock and warrants are expected to begin trading on the Nasdaq Capital Market on July 28, 2022, under the symbols “NEOV” and “NEOVW,” respectively. NeoVolta expects to receive gross proceeds of $3.9 million, before deducting underwriting discounts and commissions and other estimated offering expenses.

NeoVolta has granted the underwriters a 45-day option to purchase up to an additional 146,250 shares of common stock and/or an additional 146,250 warrants at the public offering price to cover over-allotments, if any. The offering is expected to close on August 1, 2022, subject to customary closing conditions.

Maxim Group LLC is acting as sole book-running manager for the offering.

A registration statement on Form S-1 (File No. 333-264275) relating to this offering was filed with the Securities and Exchange Commission (“SEC”) and was declared effective by the SEC on July 27, 2022. The offering and sale of these securities may be made only by means of a prospectus. A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus relating to this offering, when available, may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, New York 10022, at (212) 895-3745.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About NeoVolta:

NeoVolta designs, develops, and manufactures utility-bill reducing residential energy storage systems capable of powering your home even when the grid goes down. With a focus on safer Lithium-Iron Phosphate (LiFe(PO4)) chemistry, the NV14 is equipped with a solar rechargeable 14.4 kWh battery system, a 7,680-Watt inverter and a web-based energy management system with 24/7 monitoring. By storing energy instead of sending it back to the grid, consumers can protect themselves against blackouts, avoid expensive peak demand electricity rates charged by utility companies when solar panels aren’t producing, and get one step closer to grid independence. Customers can expand the NV14’s capacity to an industry-leading 24.0 kWh with the optional NeoVolta NV24 add-on battery. NeoVolta has added generator compatibility and is working on other industry leading improvements that will be announced soon.

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Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, statements relating to the expected trading commencement and closing dates. Although NeoVolta believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. NeoVolta has attempted to identify forward-looking statements by terminology including ''believes,'' ''estimates,'' ''anticipates,'' ''expects,'' ''plans,'' ''projects,'' ''intends,'' ''potential,'' ''may,'' ''could,'' ''might,'' ''will,'' ''should,'' ''approximately'' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under the "Risk Factors" section of the prospectus. Any forward-looking statements contained in this release speak only as of its date. NeoVolta undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Contact -
Website: http://www.NeoVolta.com

Office: +1 (800)-364-5464

Email: IR@NeoVolta.com

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